Exhibit-99.(B)(e)(2)

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

DATED AS OF SEPTEMBER 16, 2002,

AS AMENDED AND RESTATED DECEMBER 10, 2003, MARCH 8, 2006, DECEMBER

21, 2006, MARCH 14, 2007, JANUARY 31, 2008, MARCH 25, 2009, JUNE 25, 2009,

FEBRUARY 16, 2010 AND DECEMBER 6, 2011

BETWEEN

SEI INSTITUTIONAL MANAGED TRUST

AND

SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust:

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

U.S. Managed Volatility Fund

Enhanced Income Fund

Global Managed Volatility Fund

Real Return Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Prime Obligation Fund

Multi-Strategy Alternative Fund

Multi-Asset Accumulation Fund

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Multi-Asset Capital Stability Fund